WR HAMBRECHT + CO ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS
   ADOPTED PURSUANT TO RULE 17J-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 AND
             RULE 204A-1 UNDER THE INVESTMENT ADVISERS ACT OF 1940

                                  JULY 14, 2005

I.  INTRODUCTION

         As a fiduciary, client and fund shareholder trust is our most valuable asset. Our success largely depends on the degree of trust our clients and fund investors place upon us. All of us at WR Hambrecht + Co Asset Management, LLC (the "Advisor") are responsible for maintaining that trust, and conduct ourselves in accordance with the very highest ethical standards. We must always place the interests of our clients and fund shareholders ahead of our own and minimize actual and apparent conflicts of interest at all times. We must observe exemplary standards of honesty and integrity above and beyond the legal requirements. To this end, the Advisor has adopted this Code of Ethics (the "Code") to set forth minimal standards of business conduct that each of us must observe. In addition, this Code is designed to meet the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Advisers Act of 1940 (the "Advisers Act").

         Rule 17j-1 of the 1940 Act requires that every registered investment company, and each investment advisor to and principal underwriter for such investment company, adopt a written code of ethics containing provisions reasonably necessary to prevent its "Access Persons" from abusive personal securities trading and from engaging in any act, practice or course of business prohibited by section 17(j) of the 1940 Act and Rule 17j-1 adopted thereunder. That Rule further requires that each investment company and its adviser(s) and underwriter(s) use reasonable diligence, and institute procedures reasonably necessary to, prevent violations of such code.

         Similarly, Rule 204A-1 of the Advisers Act requires registered investment advisors to adopt and enforce codes of ethics setting forth standards of conduct for advisory personnel, and to address conflicts of interest arising from personal trading by advisory personel.

         In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), requires every investment advisor to develop, implement and enforce policies and procedures to prevent the misuse of material nonpublic information.

         This Code does not attempt to identify all possible conflicts of interest that one might encounter, and literal compliance with each of its specific provisions shall not shield you from liability for personal trading or other conduct that violates a fiduciary duty to clients and fund shareholders. If you have any questions concerning a proposed course of action that may present a conflict of interest, you should contact the Chief Compliance Officer. If you are aware of any violation or suspected violation of the Code, you must promptly report it to the Compliance Department [or CEO or any other officer of the Adviser]. The officers of the Adviser are required to report any violation or suspected violation to the Chief Compliance Officer.


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ALL OFFICERS AND EMPLOYEES OF THE ADVISOR ARE REQUIRED TO READ, UNDERSTAND,
AGREE TO COMPLY AND RETAIN THIS CODE OF ETHICS, USING THE FORM PROVIDED IN EXHIBIT A. ALL QUESTIONS REGARDING THIS CODE ARE TO BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.

II. DEFINITIONS

The definitions used in this Code of Ethics include the following:

A. Access Person. An "Access Person" of the Advisor is any officer of the Advisor, and any employee of the Advisor who has access to nonpublic information regarding any purchase or sale of securities by the Advisor on behalf of its clients. For the purposes of the Code, all employees of the Advisor are deemed to be "Access Persons" For the purpose of this Code, "Access Persons" do not include the non-employee directors of the Advisor based on their limited contact with the Advisor's employees.

         The Chief Compliance Officer will maintain a current and complete list of all Access Persons of the Advisor and a list of those persons deemed NOT to be Access Persons including the basis for such determination.

B. Beneficial Ownership. A person is a "beneficial owner" of any security in which he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest. A person is presumed to have "beneficial ownership" of securities held by members of his or her Immediate Family, by a partnership for which he or she is the general partner or any other entity he or she controls, by a trust for which he or she is a trustee or beneficiary sharing investment control, or by a revocable trust for which he or she is the settler.

C. Control. "Control" has the same meaning as in Section (2)(a)(9) of the Investment Company Act.

D. Covered Security. A "Covered Security" for purposes of this Code of Ethics is any:

              1. note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional individed interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security'

              2. any WR Hambrecht + Co Asset Management, LLC fund and any other funds to which WR Hambrecht + Co Asset Management Serves as an investment adviser or sub-adviser.

         Notwithstanding the above definition, Covered Securities does not include securities issued or guaranteed by the United States Government, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, other money market instruments, exchange-traded funds or shares of registered open-end investment companies other than WR Hambrecht + Co Asset Management, LLC advised funds.

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E.       Held or to be Acquired. A security is "held or to be acquired" if within the most recent 15 days it is or has been held by a client account or fund, or is being or has been considered by the Advisor for purchase for a client account or fund. A purchase or sale includes the writing of an option to purchase or sell.

F. Immediate Family. "Immediate Family" includes all family members sharing the same household, including, but not limited to, your spouse, registered domestic partner, parents, grandparents, children, grandchildren, siblings, step-siblings, step-children, step-parents, in-laws and any adoptive relationships.

G. Initial Public Offering. "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 (the "1933 Act") the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

H. Private Placement. A "Private Placement" is an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
         Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 adopted thereunder.

III.  FIDUCIARY DUTY

A. General Concept. Investment advisors owe a fiduciary duty to their clients. This means a duty of loyalty, fairness, and good faith toward clients, and a corresponding duty on the part of the advisor not to do anything prejudicial to or in conflict with the interest of the clients. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe fiduciary duty to other parties. Fiduciary principles reflect the following"

              1. the duty at all times to place the interest of the Advisor's clients first;

              2. the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

              3. the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

B. Prohibitions. To avoid even the appearance of a conflict of interest in the dealings of the Advisor, you:

              1. are prohibited from seeking or accepting any gifts, favors, preferential treatment or valuable consideration of any kind having a value in excess of $100 from any broker/dealer or other company or person because of their association with the Advisor. If you receive any gift that has a value in excess of $100, you must immediately report the gift to the Advisor's Chief Compliance Officer and thereafter give that gift to the charity of your choice;.

              2. are prohibited from releasing any information (except to those concerned with the transaction) as to any portfolio changes proposed or in process, until such information shall become publicly available. No information may be divulged to any outsider concerning either proposed or partially completed programs to buy or sell securities, except as required to effect securities transactions on behalf of a client of the advisor.

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              3.  must conduct any personal transactions in such a way as to not conflict with the interest of any advisory client. It is your responsibility to know who the Advisor's clients are.

              4. are prohibited from entering into any transaction based on material non-public information, or communicating material non-public information to others in violation of the law.

              5. are prohibited from employing any device, scheme or artifice to defraud the clients;

              6. are prohibited from making any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              7. are prohibited from engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

              8.  are prohibited from engaging in any manipulative practice.

              9. are prohibited from permitting others to use any Advisor client accounts or portfolios as "timing vehicles."

              10. are prohibited from engaging in market-timing of shares of any mutual fund that is not appropriate for market-timing

Any violation of the above shall be considered a violation of this Code.

IV.  INSIDER TRADING

You must not trade, either personally or on behalf of others, including accounts managed by the Advisor, on material non-public information, or communicate material non-public information to others in violation of any law. This conduct is frequently referred to as "insider trading." The Advisor's policy extends to all trading activities.

A. Understanding Insider Trading. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities, whether or not one is an insider or to the communication of material non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

              1. trading by an insider while in possession of material non-public information;

              2. trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

              3.  communicating material non-public information to others.

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B.       Who is an Insider. The concept of being an insider is analyzed and determined broadly. Generally, one should presume that, if there is a valid question as to whether a person is or is not an insider, he or she will be considered an insider unless there is a compelling reason to decide otherwise. Insiders of a fund include all Access Persons of the fund and Advisor. In addition, a person can become a "temporary insider" of another company if she or he enters into a special confidential relationship in the conduct of that company's affairs and as a result is given access to information solely because of that relationship. A temporary insider can include, among others, a financial analyst, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, such company must expect the insider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before an outsider will be considered an insider.

C. What is Material Information. Trading on inside information is not illegal unless the information is material. "Material Information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include (but are not limited to):

              1.  dividend changes

              2.  earnings estimates

              3.  changes in previously released earnings statements

              4.  significant merger or acquisition proposals or agreements

              5.  regulatory developments that affect a company's product

              6.  major litigation

              7.  liquidation problems

              8.  extraordinary management developments

         Material information does not have to relate to a company's business. For example in the court case of Carpenter v. U.S., 108 U.S. 316
         (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, the Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

D. What is Non-Public Information. Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in report filed with the U.S. Securities and Exchange Commission or appearing in a news service would be considered public.

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E.       Penalties for Insider Trading. Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their company. A person can be subject to some or all of the penalties below, even if that person does not benefit personally from the violation:

              1.  Termination from the Advisor

              2.  Civil Injunctions

              3.  Treble Damages (multiply any damages by 3, then pay)

              4.  Disgorgement of Profits

              5.  Jail or Prison

              6.  Fines to the Person

              7.  Fines to the Advisor


F. Procedures to Implement Insider Trading Policy. The following procedures have been established to aid you in avoiding insider trading and to aid the advisor in preventing, detecting and imposing sanctions against insider trading and the insider trader. You must follow these procedures or risk serious sanctions, some of which are listed above. Direct any questions to the Chief Compliance Officer.

G. Identifying Inside Information. Before trading for yourself or others, including funds and accounts managed by the Advisor, in securities of a company about which you may have potential inside information, ask yourself the following questions:

              1. Is the information material? That is, would this information be considered important in making an investment decision? Would this information substantially affect the market price of the securities if generally disclosed?

              2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by an electronic news service, the Wall Street Journal, or other publication venue of general circulation?

         If, after consideration of the questions above you believe, or if you have questions as to whether the information is material and non-public, take the following steps:

              1.  Report the matter immediately to the Chief Compliance Officer

              2. Do not purchase or sell the securities on behalf of yourself or others, including accounts managed by the Advisor.

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              3.  Do not communicate the information inside or outside the
                  Advisor, other than to the Chief Compliance Officer.

         After the Chief Compliance Officer has reviewed the issue, you will be instructed whether to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

H. Restricting Access to Material Non-Public Information. Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the advisor, except as provided above. In addition, you should take care so that such information is secure. For example, seal files containing material non-public information and restrict access to computer files containing material non-public information.

I. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability of interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

IV.  PERSONAL SECURITIES TRANSACTIONS

IF YOU ARE AN ACCESS PERSON, YOU MUST COMPLY WITH THE PROVISIONS SET FORTH IN THIS SECTION.

Purchases and sales of any Covered Securities, in including any purchase or sale of any Advisor sponsored fund, by an Access Person for his or her account, for the account of a member of his or her Immediate Family, or for an account of a member of his or her Immediate Family, or for an account in which such Access Person or member of his or her Immediate Family has direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules of this Code. All Access Persons and/or members of their Immediate Family are prohibited from using any WR Hambrecht + Co Asset Management, LLC funds as timing vehicles.

A.       RESTRICTIONS AND EXEMPTIONS

              1. Pre-approval of Investments in Initial Public Offerings. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering, an Access Person and/or members of their Immediate Family (with the exception of those Trustees who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for fund or client accounts) must obtain approval in accordance with the procedures set forth in the section below entitled "Procedures to Implement Personal Securities Transactions Policy."

                  Access Persons who have been authorized to acquire securities in an Initial Public Offering must disclose that investment to the Chief Compliance Officer if and when such persons are involved in a fund's or client account's subsequent consideration of an investment in the issuer.

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                  The fund's or the account's decision to purchase such
                  securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

              2. Pre-Approval of investments in Private Placements. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in a Private Placement offering, an Access Person and/or members of his or her Immediate Family (with the exception of those Trustees who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for funds or client accounts) must obtain approval in accordance with the procedures set forth below.

                  Access Persons who have been authorized to acquire securities in a Private Placement offering must disclose that investment to the Chief Compliance Officer if and when such persons are involved in a fund's or client account's subsequent consideration of an investment in the issuer.

                  The fund's or the account's decision to purchase such securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

                  Examples of Private Placement offerings include, but are not limited to, interests in investment partnerships and private hedge funds.

              3. Exempted Transactions. The pre-approval requirement and other reporting requirements of this Section of the Code do not apply to the following transactions:

                  a) Any account established, or transactions contemplated, over in which any Access Person has no direct influence or control. If you have any questions concerning whether or not an account is exempt from this requirement, you should contact the Chief Compliance Officer.

                  b) The pre-approval (see definition below) and black-out period (see definition below) requirements do not apply to non-volitional transactions, subsequent investments via automatic investment plan in any WR Hambrecht + Co Asset Management, LLC advised funds, automatic dividend reinvestment plans, or exercises and sales of rights issued pro rata to all holders of a class of an issuer's securities (if the rights were acquired from the issuer).

B.       PROCEDURES TO IMPLEMENT PERSONAL SECURITIES TRANSACTIONS POLICY

              1. Pre-Approval. Prior to acquiring any interest in a Covered Security for an account in which he or she has Beneficial Ownership, each Access Person and/or members of his or her immediate family (with the exception of those Trustees who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for funds or client accounts) must submit a request form (Exhibit C) to the President of WR Hambrecht + Co. Asset Management, LLC for permission to make any trade (the Chief Compliance Officer will review request forms submitted by the President of WR Hambrecht + Co. Asset Management, LLC for permission to trade). The President (or the Chief Compliance Officer, in the event that the proposed trade is for the President) will determine if any client trades are pending, or if there have been any trades within the guidelines stated above.

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              2.  Black-out period. If any fund or client account has a pending order in that same security or if the security has been traded in any fund or client account during the past five (5) business days, or is expected to be traded within the next five (5) business days, the transaction will not be approved. If the security involved is not currently being traded, has not been traded during the past five (5) business days, and is not expected to be traded by any fund or client account within the next five (5) business days, the transaction may be approved.

              3. Trade Authorization. The President will initial the form indicating approval or disapproval of each transaction. If the President is not available, the Chief Compliance Officer may approve or disapprove the transaction during the President's absence.

                  a) If approval for a specific transaction is given, that approval is only valid for one (1) business day after which it is given.

                  b) All requests, whether approved or denied, will be maintained in that person's trading file, which is maintained by the Chief Compliance Officer.

                  c) Any transactions by the President will be so considered by the Chief Compliance Officer of the Advisor or their designee.

VI.  MONITORING COMPLIANCE

A. Disclosure of Accounts. Each Access Person is required to disclose all accounts in that person's name or of which they have Beneficial Ownership with any brokerage firm or other financial institution through which securities may be purchased or sold using the Certificate of Personal Account Information form attached as Exhibit B and forward to the Chief Compliance Officer copies of the account statement at least quarterly from such accounts. Thereafter, each Access Person must disclose on Exhibit B any new account and receive permission of the Chief Compliance Officer before opening such account. Within 10 days of becoming an employee and within 10 days of each calendar quarter, each Employee shall submit a complete and accurate Certificate of Personal Account Information. If an employee's brokerage report statement should become inaccurate or incomplete at any time, such Employee shall promptly submit to the President an amended Statement of Personal Accounts correcting all inaccurate or incomplete information.

B. Annual Certificate of compliance. Each January every employee of the Advisor is required to sign a certificate in the form attached as Exhibit A certifying that they are in compliance with the Code of Ethics.

C. Review by Compliance. All confirmations, statements, forms and other information will be reviewed by the Chief Compliance Officer (and with respect to the Chief Compliance Officer, the President) to monitor compliance with this Code of Ethics. The Advisor reserves the right to require an Access Person to take any action concerning a personal securities transaction which it deems is in the best interest of the funds to maintain compliance with this Code of Ethics.

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D.       Interpretive Authority. The Chief Compliance Officer has final interpretive authority of this Code of Ethics with the advice of counsel to the Advisor.

E. Record Keeping. The Advisor will maintain records concerning this Code of Ethics required by Rule 17j-1 under the 1940 Act and Rule 201A-1 under the Advisors Act.

VII.  SANCTIONS

Violation of the advisor's personal trading policy subjects an Access Person to sanctions, including disgorgement of any profit or loss, fines, censure, suspension, termination and civil and criminal prosecution.

VIII. REPORTING POTENTIAL LEGAL VIOLATIONS

The policy of the Advisor is to ensure open and effective channels of communication concerning potential legal violations or matters of ethics or questionable business practices. In this regard, we have established these formal procedures for:

    o The receipt, retention, and treatment of complaints the Advisor receive regarding violations of this Code or other internal policies;

    o The submission of concerns regarding questionable accounting or auditing matters involving funds or other clients of the Advisor; and

    o The submission of concerns regarding any other financial reporting practices, potential violations of the securities laws, and matters of ethics or questionable business practices.

We have designed these procedures to facilitate proper disclosures, encourage proper individual conduct, protect employees who report violations, and alert the Board of Trustees to potential problems that could have serious consequences if not corrected.

A. PROCEDURES. If you have concerns regarding a potential violation of the Code, you must report that information to the Chief Compliance Officer ("CCO")

              1. Upon receiving information about a potential material violation, the CCO shall immediately inform the President of the report. The CCO shall conduct a thorough investigation and apprise the President of the progress and results of that inquiry.

              2. If you suspect a material violation by the CCO, you should contact the President directly. The President shall conduct the preliminary and final investigation if the report involves a potential material violation by the CCO.

              3. Where appropriate, the CCO or the President shall report details of the potential violation to the person under investigation, senior management, the Audit Committee, and/or regulatory and law enforcement authorities. In providing that information, the CCO and President shall ensure that the integrity of the inquiry and possible action by regulatory and law enforcement authorities are not compromised.

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              4.  At the conclusion of an investigation, the CCO or the
                  President shall inform the Reporting Person of the disposition of the reported potential violation.

B. FREEDOM TO REPORT (NO RETALIATION). This policy is intended to create an environment where Reporting Persons can act without fear of reprisal or retaliation. For that reason,:

              1. The Reporting Person's identity WILL BE KEPT CONFIDENTIAL to the extent possible and consistent with the need to investigate and respond to a potential violation.

              2. The Advisor will not discharge, demote, suspend, threaten, harass, or in any other manner retaliate against a Reporting Person in the terms and conditions of employment because a Reporting Person has lawfully provided information, caused information to be provided, or otherwise assisted in an investigation of conduct that the Reporting Person reasonably believes constitutes a potential violation.

              3. In order to monitor whether the Reporting Person is being subjected to retaliation, the CCO or the President shall contact the Reporting Person, as appropriate, to determine whether any changes in the Reporting Person's work situation have occurred since engaging in such protected conduct. If the CCO or the President determines that any retaliation has occurred, she shall report that finding to appropriate management, the Audit Committee, and the Board of Trustees.

              4. Any Reporting Person who feels he or she has been the subject of retaliation prohibited by this procedure should immediately notify the CCO, the President, or the Manager of Human Resources. The Advisor will take appropriate disciplinary and remedial action if it is determined that a Reporting Person has been subjected to any prohibited retaliation.

Under California law, a Reporting Person who believes that he or she has been subject to retaliation for reporting a potential violation of law may report such conduct to the California Attorney General's Office at (800) 952-5225.


Contact Information:

Chief Compliance Officer                       President
         Anna-Marie Schweizer                       Robert Raney
         539 Bryant Street, Suite 100               539 Bryant Street, Suit 100
         San Francisco, CA 94107                    San Francisco, CA 94107
         Office: (415) 551-8633                     Office: (415) 551-8657
         Home: (925) 689-5621                       Home: (415) 876-7650
         Fax: (415) 551-3221                        Fax: (415) 551-3221
         Email: aschweizer@wrhamllc.com             Email: rraney@wrhamllc.com
                -----------------------

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                     WR HAMBRECHT + CO ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT A

                     ACKNOWLEDGMENT AND AGREEMENT TO COMPLY

By signing this Acknowledgement and Agreement to Comply I hereby certify the following:

o I have read and understand the Code of Ethics (the "Code") and have had an opportunity to ask any questions that I may have had concerning the Code.

o I understand that I am responsible for complying with the Code and agree to comply.

o I understand that my compliance with this Code and all applicable laws is a condition of my employment with WR Hambrecht + Co. Asset Management, LLC (the "Advisor").

o I have reported all material violations of the Code within the scope of my knowledge to appropriate officer(s) of the Advisor.

o I understand that my violation of the Code, if any, may subject me to personal, civil, and criminal liability, regulatory fines and/or suspensions. I also understand that such violation may subject the Advisor to civil and criminal liability as well as regulatory discipline.

BY:  _____________________________________________________


PRINT NAME: ______________________________________________


DATE:       _______________/________________/______________


Note:  Employees of the Advisor will be asked to certify at least annually.

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                     WR HAMBRECHT + CO ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT B

                STATEMENT OF PERSONAL ACCOUNTS & OUTSIDE ACTIVITY

I.   Outside Activity

List all outside activities you are involved in (i.e., other employment): indicate if none.

       Outside Activity                            Nature of Activity

---------------------------------           -------------------------------

---------------------------------           -------------------------------

II.  Ownership or Directorship

List any ownership in companies (if public, only if greater than 5%), any directorship, or if you are an officer of any company other than [______]

Company                        Title                     % Ownership

----------------------         -------------------       ----------------------

III.   Brokerage Accounts

List all brokerage accounts that you, you spouse or immediate family living in your house have: indicate if none

Broker               Account Number               Duplicate Confirms Being
                                                  Sent to Advisor (Yes or No)



Signature: ______________________________

Print Name: _____________________________

Date: ___________________________________

                     WR HAMBRECHT + CO ASSET MANAGEMENT, LLC

                                 CODE OF ETHICS

                                    EXHIBIT C

                  INTENTION TO EXECUTE EMPLOYEE PERSONAL TRADES

Employee Name: ________________________________

------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------
   Date         Buy       Sell    Shares/Amount      Security Name          Symbol         Broker         Price
------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------

------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------

------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------

------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------

------------ ---------- --------- -------------- ----------------------- -------------- ------------- --------------


Employee Signature: ______________________

Who should submit this form?                                 What trades require approval?
o    All employees, long-term temporary employees and        o  Stocks, bonds, options.
     on-site consultants.                                    What trades do not require approval?
When should this form be submitted?                          o  CDs, commercial paper, open-end mutual funds,
o    Before the trade is placed.                                banker acceptances and U.S. Government bonds.
Whose trades are covered?                                    Are short-term trades acceptable?
o    Employees and their immediate families.                 o  Employees are expected to not trade for
How is approval granted?                                        short-term profits.
o    Approval is granted if there are no open orders         Are contrary positions acceptable?
     or any order anticipated or the trades are aggregated.  o  Contrary positions will not be approved except
How long is approval valid?                                     in special circumstances.
o    The trade must be executed on the day approval is       Are Initial Public Offerings (IPOs) and secondaries
     given.                                                  allowed to be purchased?
Who grants the approval?                                     o  IPOs are not allowed. However, trades of
o    Adviser's President.                                       secondaries will be allowed on or after the second
                                                                business day after they begin trading on the
                                                                secondary market.


This Trading Policy is designed to avoid the actual or apparent conflicts of interest between the interests of its employees and the interests of clients. The guidelines presented above address the most commonly asked questions. Please refer to the Trading Policy for a complete explanation of these and other issues, or contact the President directly.
--------------------------------------------------------------------------------

                                    APPROVAL
Approval has been granted for the above transaction(s) in accordance with the current Personal Trading Policy and Compliance Procedures as follows: (1) There are no open orders to buy or sell the above security(ies); (2) All transactions for clients in the above security(ies) have been completed for the day; or (3) All transactions have been aggregated according to a pre-approved schedule.

------------------------------               ----------------------------------
President                                    Date

|_|   Contrary position? Explain.